UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 9, 2004

(Date of earliest event reported)

ORIGEN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 000-50721	20-0145649
(State of Organization)		(IRS Employer I.D. No.)

27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
(Address of principal executive offices)

(248) 746-7000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On June 9, 2004, Origen Financial, Inc., issued a press release announcing that the underwriters in its recently completed initial public offering have exercised their over-allotment option to purchase an additional 625,900 shares of common stock. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

99.1 Press Release dated June 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2004	Origen Financial, Inc.
	By:	/s/ Ronald A. Klein
Ronald A. Klein, Chief Executive Officer

ORIGEN FINANCIAL, INC.
EXHIBIT INDEX

Exhibit No.	Description	Furnished Herewith
99.1	Text of Press Release, dated June 9, 2004	X